Rockwell Medical Announces Third Quarter 2025 Results

•Net sales for the third quarter 2025 were $15.9 million. Company reiterates 2025 guidance for net sales to be between $65 million and $70 million.

•Achieved profitability on an Adjusted EBITDA basis for the third quarter 2025.

•Increased cash position to $23.7 million at September 30, 2025.

Wixom, Michigan, November 12, 2025 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three and nine months ended September 30, 2025.

"During the third quarter, we continued to right-size our organization to enhance operational efficiency and support long-term growth, while consistently meeting customer demand," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "Our proven track record of exceptional service, product quality, and manufacturing redundancy ensures uninterrupted supply of hemodialysis concentrates to dialysis providers treating patients with end-stage renal disease. Looking ahead, we are advancing targeted business development opportunities to expand our product portfolio and geographic footprint, while maintaining strict expense discipline and accelerating gross margin expansion on our path toward sustainable profitability."

FINANCIAL HIGHLIGHTS

Net Sales

•Net sales for the three months ended September 30, 2025 were $15.9 million, which was in line with net sales for the second quarter 2025 and represents a 44% decrease over net sales of $28.3 million for the same period in 2024. The decrease in net sales was driven by the Company's largest customer transitioning to another supplier.

•Net sales for the nine months ended September 30, 2025 were $50.9 million, which represents a 34% decrease over net sales of $76.8 million for the same period in 2024. The decrease in net sales was driven by the Company's largest customer transitioning to another supplier.

Gross Profit

•Gross profit for the three months ended September 30, 2025 was $2.3 million, which was in line with gross profit for the second quarter 2025 and represents a 64% decrease over $6.2 million for the same period in 2024. The decrease in gross profit was driven by the Company's largest customer transitioning to another supplier.

•Gross profit for the nine months ended September 30, 2025 was $7.8 million, which represents a 44% decrease over gross profit of $13.9 million for the same period in 2024. The decrease in net sales was driven by the Company's largest customer transitioning to another supplier.

Gross Margin

•Gross margin for the three months ended September 30, 2025 was 14%, which represents a decrease from 22% for the third quarter of 2024. Excluding restructuring costs incurred during the third quarter 2025, gross margin was 18%.

•Gross margin for the nine months ended September 30, 2025 was 15%, which was a decrease from 18% for the same period in 2024. Excluding restructuring costs in 2025, gross margin was 17%.

Net Income (Loss)

•Net loss for the three months ended September 30, 2025 was $1.8 million compared to net income of $1.7 million for the same period in 2024.

•Net loss for the nine months ended September 30, 2025 was $4.8 million compared to a net income of $0.3 million for the same period in 2024.

Adjusted EBITDA

•Adjusted EBITDA for the three months ended September 30, 2025 was $50,000 compared to Adjusted EBITDA of $2.8 million for the third quarter of 2024. Adjusted EBITDA in the third quarter of 2025 represents a slight improvement over Adjusted EBITDA of ($0.2) million in the second quarter of 2025.

•Adjusted EBITDA for the nine months ended September 30, 2025 was ($0.6) million compared with Adjusted EBITDA of $3.7 million for the same period in 2024.

Cash, Cash Equivalents and Investments Available-for-Sale

•Cash, cash equivalents and investments available-for-sale at September 30, 2025 increased to $23.7 million from $18.4 million at June 30, 2025. This increase of $5.3 million was primarily driven by the issuance of common stock under the ATM facility partially offset by the cash paid in connection with the Evoqua asset acquisition.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands, Except Per Share Amounts)	2025	2024	2025	2024
Net Sales	$15,927	$28,316	$50,912	$76,824

Gross Profit	2,272	6,239	7,817	13,853

Operating Income (Loss)	(1,584)	1,936	(4,293)	1,127

Net Income (Loss)	(1,753)	1,664	(4,760)	276

Adjusted EBITDA**	50	2,798	(630)	3,678

Basic Net Income (Loss) per Share*	$(0.05)	$0.05	$(0.15)	$0.01
Diluted Net Income (Loss) per Share*	$(0.05)	$0.04	$(0.15)	$0.01
Adjusted EPS**	$ 0.00	$0.09	$(0.02)	$0.12
* See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding on Form 10-Q filed November 12, 2025.
** See reconciliation to GAAP financial measures in the tables below.

OPERATING HIGHLIGHTS

•During the third quarter of 2025, Rockwell Medical signed several new long-term product purchasing agreements with university medical centers, kidney centers and hospital systems. One agreement, with a single dialysis center located in southern Florida, included a three-year commitment, with the option to renew for two additional one-year periods, which has the potential to generate approximately $1 million in annualized net sales for the Company. At September 30, 2025, more than 80% of Rockwell Medical's customers remain under long-term contracts.

•During the third quarter of 2025, the Company expanded its product purchase agreement with the largest provider of dialysis in skilled nursing facilities in the United States. The agreement will be in effect for three (3) years, with the option to renew for one (1) additional year, and includes supply and purchasing minimums for the Company's liquid and dry acid and bicarbonate concentrates including its bicarbonate cartridge, which officially launched earlier this year.

•Rockwell Medical promoted Heather Hunter to Chief Operating Officer. Ms. Hunter joined Rockwell Medical in August 2022 as Chief Corporate Affairs Officer to revitalize the Company's investor relations, corporate communications, brand reputation, and market credibility. Subsequently, Ms. Hunter assumed responsibility for other functional areas including information technology and transportation.

•Rockwell Medical was named by Great Place to Work a 2025 Fortune Best Workplaces in Manufacturing and ProductionTM in the small & medium category for the second year in a row.

GUIDANCE

Rockwell Medical confirms its 2025 annual guidance as follows:

2025 Annual Guidance
Net Sales	$65.0M to $70.0M
Gross Margin	16% to 18%
Adjusted EBITDA	($0.5)M to $0.5M

CONFERENCE CALL AND WEBCAST DETAILS

Date: Wednesday, November 12, 2025

Time: 8:00am ET

Live Number: (888) 660-6347 // (International) 1 (929) 201-6594

Conference Call ID: 4944610

Webcast and Replay: www.RockwellMed.com/Results

Speakers:
•Mark Strobeck, Ph.D. — President and Chief Executive Officer; and
•Jesse Neri — SVP, Chief Financial Officer

Format: Discussion of third quarter 2025 financial and operational results followed by Q&A.

NON-GAAP FINANCIAL MEASURES

To supplement Rockwell Medical’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to one-time severance costs, deferred revenue and inventory reserve amounts, if applicable for the periods presented. The Company has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA. In addition, this press release includes a reference to adjusted EPS, a non-GAAP financial measure that is defined as adjusted EBITDA divided by the weighted average number of shares outstanding. The Company has also provided a reconciliation to EPS, or net income divided by the weighted average number of shares outstanding, which is the most directly comparable GAAP financial measure. Each of these adjusted measures is a non-GAAP financial measure. The Company has provided reconciliations to the GAAP measures at the end of this press release.

Adjusted EBITDA and adjusted EPS are key measures used by Rockwell Medical to understand and evaluate operating performance and trends, to prepare and approve its annual budget, and to develop short- and long-term operating plans. The Company provides adjusted EBITDA because it believes the metric is helpful in highlighting trends in its operating results because it excludes items that are not indicative of Rockwell Medical’s core operating performance. In particular, the Company believes that the exclusion of the items eliminated in calculating adjusted EBITDA provide useful measures for period-to-period comparisons of Rockwell Medical’s business. This is also true for adjusted EPS, which is derived from adjusted EBITDA.

Adjusted EBITDA and adjusted EPS should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of adjusted EBITDA and adjusted EPS as tools for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted EBITDA and adjusted EPS alongside other financial performance measures, including net loss, EPS and other GAAP results.

ABOUT ROCKWELL MEDICAL

Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is typically performed in freestanding outpatient dialysis centers, hospital-based outpatient centers, skilled nursing facilities, or a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Certified as a Great Place to Work® in 2023, 2024 and 2025, and named Fortune Best Workplaces in Manufacturing & Production™ in 2024 and 2025, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis Solutions™. For more information, visit www.rockwellmed.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “feel confident,” “guidance,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements include (without limitation) statements regarding: expectations related to improvement to gross margin; potential sales to certain customers; potential market opportunity for single-use bicarbonate disposables and annual guidance on net sales, gross margin and adjusted EBITDA. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2024, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

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CONTACT:
Heather R. Hunter
(248) 432-1362
IR@RockwellMed.com

Financial Tables Follow

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ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

	September 30,	September 30,
	2025	2024

Cash, Cash Equivalents & Investments available-for-sale	$23,707	$18,272
Total Assets	$57,486	$57,084
Total Liabilities	$20,466	$27,949
Total Stockholders’ Equity	$37,020	$29,135

Common Stock Outstanding	39,405,301	32,318,806
Common stock and common stock equivalents*	49,961,199	40,104,264

*Common stock and common stock equivalents:
Common stock	39,405,301	32,318,806
Preferred stock converted	1,405,001	1,391,045
Options to purchase common stock	3,281,862	1,874,729
Restricted stock awards	891	891
Restricted stock units	1,166,660	534,309
Restricted stock units - Market Condition	717,000	—
Common stock warrants	3,984,484	3,984,484
Total common stock and common stock equivalents	49,961,199	40,104,264

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024

Net Sales	$15,927	$28,316	$50,912	$76,824
Cost of Sales	13,655	22,077	43,095	62,971
Gross Profit	2,272	6,239	7,817	13,853
Research and Product Development	—	—	—	18
Selling and Marketing	531	726	1,814	1,906
General and Administrative	3,325	3,577	10,296	10,802
Operating Income (Loss)	(1,584)	1,936	(4,293)	1,127

Other (Expense) Income
Realized Gain on Investments	61	—	181	51
Interest Expense	(285)	(302)	(838)	(965)
Interest Income	55	30	190	63
Total Other Expense	(169)	(272)	(467)	(851)

Net Income (Loss)	$(1,753)	$1,664	$(4,760)	$276

Basic Net Income (Loss) per Share	$(0.05)	$0.05	$(0.14)	$0.01
Diluted Net Income (Loss) per Share	$(0.05)	$0.04	$(0.14)	$0.01
Basic Weighted Average Shares Outstanding	36,024,940	31,551,805	34,817,973	30,447,588
Diluted Weighted Average Shares Outstanding	36,024,940	32,420,168	34,817,973	31,013,464

Reconciliation to GAAP Financial Measures
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024
Net Income (Loss)	$(1,753)	$1,664	$(4,760)	$276
Income taxes	—	—	—	—
Other Expense, net	169	272	467	851
Depreciation and amortization	542	541	1,640	1,633
EBITDA	(1,042)	2,477	(2,652)	2,760

Severance costs	219	—	430	9
Stock-based compensation	532	321	1,360	910
Greer facility closure	341	—	380	—
Deferred license revenue	—	—	(325)	—
Triferic inventory write-off	—	—	178	—
Adjusted EBITDA	$50	$2,798	$(630)	$3,678
Adjusted EPS	$—	$0.09	$(0.02)	$0.12
Basic Weighted Average Shares Outstanding	36,024,940	31,551,805	34,817,973	30,447,588

Reconciliation to GAAP Financial Measures
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024
Net Sales	$15,927	$28,316	$50,912	$76,824
Cost of Sales	$13,655	$22,077	$43,095	$62,971
Gross Profit	$2,272	$6,239	$7,817	$13,853

Severance costs	$219	$—	$430	$9
Greer facility closure	$341	$—	$380	$—
Adjusted Gross Profit	$2,832	$6,239	$8,627	$13,862
Adjusted Gross Margin	18%	22%	17%	18%